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Exhibit 10.212

CONFIDENTIAL	REDACTED VERSION

[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN
OMITTED AND FILED SEPARATELY WITH THE COMMISSION.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH
RESPECT TO THE OMITTED PORTIONS.

CONTRACT MANUFACTURING AGREEMENT

        THIS CONTRACT MANUFACTURING AGREEMENT (the "Agreement") is made and entered into as of June 12, 2003 ("Date of Agreement"), by and between:

        Chiron S.r.l., with its registered offices at Via Fiorentina 1, 53100 Siena, Italy,

        and

        Chiron Behring GmbH & Co., with its registered offices at Emil von Behring Strasse 76, 35041 Marburg, Germany, together with Chiron S.r.l.. hereafter referred to as "Chiron";

        SynCo Bio Partners B.V., with its registered offices at Paasheuvelweg 30, 1105 BJ Amsterdam-Zuidoost, The Netherlands, hereafter referred to as "SynCo";

Background

—	Chiron has developed a broad line of novel adult and pediatric vaccines for viral and bacterial infectious diseases, including but not limited to Chiron's Meningococcal C conjugate vaccine ("Menjugate®");
—	SynCo operates a biopharmaceutical manufacturing plant in Amsterdam, The Netherlands;
—
SynCo has prior to this Agreement provided Chiron services related to the production of Chiron's Menjugate® designated for the European market on the basis of that certain contract manufacturing agreement dated July 26, 2001;
—	Chiron desires to register and launch Chiron's Menjugate® in the USA;
—
Chiron wishes to contract SynCo to provide services related to the production of Chiron's Menjugate®, for the European and US market, in quantities and at times to be separately agreed upon between the Parties in accordance with this Agreement;
—	SynCo is willing to use its personnel, expertise and facilities to provide such services to Chiron in accordance with the terms of this Agreement;
—
The Parties shall simultaneously with this Agreement enter into that certain agreement related to the adjustments to be made to the Plant, in order to have this facility comply with all US Food and Drug Administration requirements (the "FDA Compliance Agreement") and any and all obligations of either party under this Agreement are subject to the other party fulfilling its obligations under such FDA Compliance Agreement;

        NOW, THEREFORE, in consideration of the premises, the mutual covenants, terms and conditions hereinafter set forth, THE PARTIES AGREE AS FOLLOWS:

Article 1—Definitions

        For the purpose of this Agreement the following terms shall be defined as follows:

1.1.
"Affiliate" means with respect to either Party: any company, entity, joint venture or similar business arrangement which is controlled by, controlling or under common control with such Party,

  and shall include without limitation any company fifty percent or more of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by such Party, and any company which owns or controls, directly or indirectly, fifty percent or more of such Party.

1.2.
"BPRs" means: the batch production records and other documents providing the manufacturing history of a batch of a Product.

1.3.
"Confidential Information" means: (a) all information disclosed by either Party in writing and designated confidential and (b) all information disclosed orally by either Party and confirmed in writing and designated confidential by such disclosing Party within thirty (30) days after such disclosure.

1.4.
"GMP" means: European Good Manufacturing Practices for Medicinal Products as in effect from time to time.

1.5.
"Material" means: the working cell banks and specific reagents as required for the manufacture of the Products in accordance with the relevant Specifications, provided that commercially available raw materials are excluded from Material.

1.6.
"Parties" and "Party" means: SynCo and Chiron and SynCo or Chiron, respectively, as the context may require.

1.7.
"Patents" means all patents owned by or licensed (with a right to sublicense) to Chiron or any of its Affiliates claiming Technology.

1.8.
"Plant" means: SynCo's facility located at Paasheuvelweg 30, 1105 BJ Amsterdam-Zuidoost, The Netherlands.

1.9.
"Product" or "Products" means: any or all of the vaccine products or intermediate products thereof listed on Appendix B.

1.10.
"Quality Agreement" means the quality agreement between the Parties in the form attached hereto as Appendix F, as the same may be amended by the Parties from time to time.

1.11.
"Specifications" means: with respect to each Product, the specifications for such Product as set forth in Appendix C, as such specifications may be amended by Chiron from time to time with the written approval of SynCo.

1.12.
"Technology" means: all inventions, discoveries, procedures, processes, methods, data, information, results, trade secrets and know-how, whether patentable or otherwise, owned by or licensed (with a right to sublicense) to Chiron or any of its Affiliates as of the Date of Agreement or any time during the term of this Agreement relating to the manufacture of the Products and shall include, without limitation, the Specifications.

1.13.
"USGMP" means: United States Good Manufacturing Practices as described in the US Code or Federal Regulations as in effect from time to time.

Article 2—Manufacture and Delivery of Product

2.1.
As from [***] SynCo shall manufacture and supply to Chiron such quantities of Products as Chiron may from time to time order in accordance with the terms of this Agreement.

2.2.
Attached as Appendix D is Chiron's firm binding order for Products to be delivered in [***]. SynCo hereby accepts such order. This firm order cannot be reduced by Chiron. In the event Chiron requires additional Products for the year [***], Chiron may request SynCo to manufacture such additional Products, but SynCo may reject or accept such request for additional Products at its sole discretion, provided, however, that SynCo shall notify Chiron in writing of its decision

  [***] of receipt of such request from Chiron. Under no circumstances shall SynCo be obliged to accept such request for additional Products.

2.3.
The split between CRM197 and MenC for the years [***] shall be communicated in writing by Chiron to SynCo no later than the [***], respectively. If such split has not been communicated in writing to SynCo before the date indicated in the previous sentence, a firm binding order will have been deemed made with a spilt as indicated between brackets in Appendix D. For the avoidance of doubt, the split between CRM197 and MenC for the year [***] has been described in Appendix D and this split is part of the firm binding order for the year [***] and cannot be changed.

2.4.
For the years [***], Chiron shall order Products in the quantities set out in Appendix E, provided that Chiron may reduce or increase these quantities by [***], and provided further that in the event that the Plant [***], Chiron shall have the right to reduce such quantities by [***] . In the event Chiron requires more than [***], Chiron may request SynCo to manufacture such additional batches, but SynCo may reject or accept such request for additional batches at its sole discretion provided, however, that SynCo shall notify Chiron in writing of its decision [***] of receipt of such request from Chiron. Under no circumstances shall SynCo be obliged to manufacture more than [***].

2.5.
For the years [***], Chiron shall provide SynCo with firm binding orders and rolling forecasts as follows. On or before [***], Chiron shall provide SynCo with a firm binding order for Products to be delivered in the year [***] and a forecast of Products to be delivered in the years [***]. On or before [***], Chiron shall provide SynCo with a firm binding order for Products to be delivered in the year [***] and on or before [***] Chiron shall provide SynCo with a firm binding order for Products to be delivered in the years [***]. If Chiron's firm binding order with respect to any of the years [***] has not been received by SynCo prior to the date it should have been received by SynCo as set out in this Article 2.5., Chiron will be deemed to have made a firm binding order in the quantity as set forth in the forecast applicable for the relevant year(s). If no forecast is applicable to the relevant year, a firm binding order will have been deemed made in the quantities (and with the split between CRM197 and MenC) as set out in Appendix E. Article 2.4. hereof applies to any and all firm binding orders and forecasts.

2.6.
SynCo shall deliver MenC Products [***]. The dates/periods of manufacture and delivery of CRM197 Products shall be at SynCo's sole discretion, provided the manufacture and delivery shall take place within the relevant year and for the quantities set out in Chiron's firm binding orders.

2.7.
Any and all Products shall be delivered by SynCo to Chiron Ex Works (Plant, Amsterdam, The Netherlands) according to Incoterms 2000 upon payment of the Products. Chiron guarantees that it shall, within thirty (30) business days from the date on which SynCo advises Chiron that the Products are available for delivery and provided that Chiron has paid in full any and all amounts in respect of such Products, accept delivery of such Products and transfer the Products from the Plant. Title to the Products shall pass to Chiron upon payment in full of any and all amounts in respect of such Products. Notwithstanding anything to the contrary in this Agreement, ultimately 30 days from the date on which SynCo has advised Chiron that the Products are available for delivery, the risks with respect to such Products transfers from SynCo to Chiron and SynCo accepts no responsibility whatsoever with respect to such Products as from such date.

Article 3—Transfer of Technology and Material

3.1.
Chiron hereby grants to SynCo and guarantees that all its Affiliates are deemed to have granted to SynCo a non-exclusive, [***] license under the Patents and any and all other rights to for the sole purpose of using the Technology to manufacture Products solely for Chiron in accordance with the terms and conditions of this Agreement.

3.2.
Chiron shall provide SynCo with the Specifications and all other relevant Technology or information necessary or conducive for the purpose of enabling SynCo to perform its obligations under this Agreement.

3.3.
Chiron shall furnish SynCo, [***], with the Material in sufficient quantities for the purpose of enabling SynCo to perform its obligations under this Agreement. The Material shall remain the exclusive property of Chiron. SynCo shall not transfer the Material to any third party. The Material shall be released by the Quality Assurance officer of Chiron. SynCo shall maintain records of usage of the Material, and shall inform Chiron of needs for additional quantities in a timely manner, and return to Chiron any unused quantities of the Material upon request. Chiron shall provide SynCo with the Material in a timely manner for the purpose of enabling SynCo to perform its obligations under this Agreement. A request by SynCo to Chiron to provide Material is in any way deemed to be made in a timely manner, if such request is made [***] on which SynCo desires to receive such Material.

3.4.
Chiron guarantees that all Material provided to SynCo is accompanied by a Certificate of Analysis by Chiron's Quality Assurance.

Article 4—Regulatory Affairs and Quality Assurance

  General

4.1.
SynCo shall exercise all reasonable skill, care and diligence in the performance of its duties under the Quality Agreement. In the event of a conflict between the Quality Agreement and this Agreement, this Agreement prevails.

4.2.
SynCo shall exercise all reasonable skill, care and diligence in the performance of its duties under this Agreement and shall carry out all responsibilities with recognized professional standards and the requirements of GMP [***]. SynCo shall obtain and maintain all legally required permits in order to manufacture the Products in the Plant. SynCo shall at the reasonable request of Chiron inform Chiron of all permits filed and their status with respect to approval.

4.3.
Chiron shall provide to SynCo the release tests to be performed on the Products and SynCo shall perform such release testing in accordance with Chiron's reasonable written instructions.

4.4.
Subject to reasonable prior notice, Chiron's designated representatives may inspect those portions of the Plant used in the production of the Products for the purpose of determining compliance with GMP [***] and with the terms of this Agreement at reasonable times during the production campaign of the Products. SynCo shall provide full cooperation for these inspections.

4.5.
Chiron shall have full and final responsibility for the release of each batch of Product manufactured by SynCo.

  Registration and launch of Chiron's Menjugate® in the USA

4.6.
The Biological License Application (the "BLA") in respect of Chiron's Menjugate® shall be prepared and drafted by Chiron. SynCo shall provide Chiron with all information required for the preparation of the BLA which is related to the Plant and the manufacturing activities (to be) performed by SynCo, provided SynCo possesses such information. To the extent that SynCo does not possess such information SynCo shall use all reasonable endeavours to obtain such information and provide it to Chiron. The section in such BLA related to manufacturing activities (to be) performed by SynCo shall be reviewed and, if approved, initialed by SynCo. Chiron shall have full and final responsibility for the BLA and for the timely submission thereof with the competent regulatory authorities.

Article 5—Warranties and Liability

5.1.
SynCo warrants that:

a)
the Products shall be manufactured, packed, stored and delivered in compliance with this Agreement and all applicable laws, regulations, and orders, including GMP and, [***]; without limiting the generality of the foregoing, SynCo shall obtain and maintain in effect all required governmental permits, licenses, and approvals applicable to the manufacture of the Products and shall produce the Products in accordance with all such permits, licenses, orders, applications and approvals;

b)
the Material shall be received and stored in accordance with all applicable laws, regulations and orders and in accordance with the relevant specifications;

c)
on the date of delivery thereof, the Products shall conform to the Specifications; and

d)
it will not carry on activities in the Plant which could reasonably prevent the Products from being manufactured in accordance with all applicable laws, regulations, and orders, including GMP, [***].

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SYNCO MAKES NO REPRESENTATIONS, WARRANTIES, OR GUARANTEES, EXPRESS OR IMPLIED, FOR FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY OF ANY OF THE PRODUCTS MANUFACTURED BY IT. SYNCO EXPRESSLY DISCLAIMS ANY AND ALL RESPONSIBILITY IN RESPECT OF THE FITNESS FOR A PARTICULAR USE OR MERCHANTIBILITY OF ANY OF THE PRODUCTS MANUFACTURED BY IT. SYNCO SHALL NOT BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES IN ANY CASE OF NONCONFORMITY OF THE PRODUCT. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM ANY ALLEGED OR ACTUAL BREACH OF THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, SYNCO DOES EXPRESSLY NOT WARRANT THE YIELD THAT WILL RESULT FROM THE MATERIAL OR THE YIELD OR QUANTITY OF PRODUCT PER BATCH.

5.2.
SynCo shall as soon as reasonably possible replace, free of charge, any defective or non-conforming Product supplied to Chiron, provided Chiron notifies SynCo in writing upon discovery of such defect or non-conformity within a period of sixty days after SynCo's Quality Assurance has approved the Product and provided further Chiron allows SynCo to evaluate the claim and to test the said quantity of Product within a reasonable period of time, but not to exceed sixty days. Replacement of the Product by Synco pursuant to this paragraph 5.2 shall be the sole remedy of Chiron against SynCo for defective or non-conforming Product.

5.3
If the Parties disagree whether such Product is defective or non-conforming, then the Product in dispute will be tested and further analyzed by a qualified independent testing laboratory reasonably acceptable to both Parties. Such laboratory's testing will determine, using representative samples, whether the quantity of the Product is defective or non-conforming with the Specifications. The resulting determination of the laboratory will be final and binding on SynCo and Chiron. SynCo will bear the cost of such testing if the testing demonstrates that the Product is defective or non-conforming and Chiron will bear the cost if the testing demonstrates the Product is neither defective nor non-conforming.

5.4.
SynCo shall indemnify, defend and hold harmless Chiron and its Affiliates from and against any and all losses, claims, damages or liabilities (including but not limited to reasonable attorney's fees) arising from or relating to (a) any breach by SynCo of its representations, warranties or covenants under this Agreement; or (b) any negligence or intentional wrongdoing of SynCo or its employees directly related to the cause of such losses, claims, damages or liabilities to the extent any such losses, claims, damages or liabilities (including but not limited to reasonable attorney's fees) referred to in this Section 5.4 do not arise from an act or omission indemnified by Chiron pursuant to Section 5.5 hereof; all of the foregoing provided that in the event of defective or non-conforming Product, SynCo shall not be liable or obliged to indemnify, defend or hold harmless Chiron for any losses, claims, damages or liabilities, whatsoever; in such event, Chiron is only entitled to replacement of the defective or non-conforming Product.

5.5.
Chiron shall indemnify, defend and hold harmless SynCo, its employees and its Affiliates and employees from and against any and all losses, claims, damages or liabilities (including but not limited to reasonable attorney's fees), arising from or relating to (a) any use, including in clinical trials, or sale by Chiron, SynCo or any third party of any Product supplied by SynCo hereunder; (b) any allegation or claim by any third party of infringement of its intellectual property rights by reason of or relating to the manufacture, use or sale of Products by SynCo, Chiron or any of its Affiliates or any third party; (c) any breach by Chiron of its representations, warranties or covenants under this Agreement; (d) any Material or other material or information provided by Chiron to SynCo or (e) any negligence or misconduct of Chiron or its employees or its Affiliates or their employees directly related to the cause of such losses, claims, damages or liabilities (including but not limited to reasonable attorney's fees) to the extent any such losses, claims, damages or liabilities (including but not limited to reasonable attorney's fees) referred to in this Section 5.5 do not arise from any act or omission indemnified by SynCo pursuant to Section 5.4 hereof.

5.6.
Any person seeking indemnity pursuant to this section (the "Indemnified Party") shall notify the Party from whom indemnification is sought (the "Indemnifying Party") in writing promptly upon becoming aware of any claim, threatened claim, damage, loss, suit, proceeding or liability ("Claim") to which such indemnification may apply. Failure to provide such notice shall constitute a waiver of the Indemnifying Party's indemnity obligations hereunder if and to the extent the Indemnifying Party is materially damaged thereby. The Indemnifying Party shall have the right to assume and control the defence of the Claim at its own expense. If the right to assume and control the defence is exercised, the Indemnified Party shall have the right to participate in, but not control, such defence at its own expense and the Indemnifying Party's indemnity obligations shall be deemed not to include attorneys' fees and litigation expenses incurred by the Indemnified Party after the assumption of the defence by the Indemnifying Party. If the Indemnifying Party does not assume the defence of the Claim, the Indemnified Party may defend the Claim; provided, that the Indemnified Party will not settle or compromise the Claim without consent of the Indemnifying Party, which consent will not be unreasonably withheld. The Indemnified Party shall co-operate with the Indemnifying Party and will make available to the Indemnifying Party all pertinent information under the control of the Indemnified Party.

Article 6—Considerations and Payments

6.1.
As payment in full for Products supplied hereunder or firm binding orders for such Products, Chiron shall pay to SynCo [***] as set forth in Appendix A. The prices as set forth in Appendix A shall be [***], for the first time on [***] by increasing such price with [***]. Any and all prices are to be increased with the [***].

6.2
The Parties recognize and agree that the prices set forth in Appendix A are calculated on the assumption that the Products shall be manufactured [***].

6.3
A [***] will be payable [***]. SynCo shall send Chiron an invoice in respect of this amount at least thirty days before such payment is due.

6.4
SynCo shall invoice Chiron [***]. Payment shall be made by Chiron within thirty (30) days from receipt of the relevant invoice. Delivery of the Products shall only take place after payment by Chiron in full of any and all amounts in respect of such Products.

6.5
Any and all amounts to be paid under this Agreement that are not paid at the relevant payment date shall bear interest at a rate of [***] or part of a month that such amount remains unpaid. Interest shall be compounded on a [***].

6.6
Upon the occurrence of an event referred to in Article 8.2(i), any and all amounts then owed under this Agreement, notwithstanding SynCo's right to claim additional damages, if any, become immediately due and payable.

6.7
Neither Party is entitled to any set-off, recoupment, withholding or any other similar action in respect of any payments to be made under this Agreement.

Article 7—Confidentiality and Intellectual Property

        A Party receiving Confidential Information from the other Party or developing Confidential Information hereunder shall not disclose such Confidential Information to any third party or otherwise for a period extending ten (10) years following expiration or earlier termination of this Agreement, except as follows:

(a)
to the extent such information is or becomes general public knowledge through no fault of the recipient Party; or

(b)
to the extent such information can be shown by contemporaneous documentation of the recipient Party to have been in its possession prior to receipt thereof hereunder; or

(c)
to the extent such information is received by the recipient Party from a third party without any breach of an obligation to the disclosing Party; or

(d)
to the extent required by law, by local authorities for regulatory purposes or is necessary to perform its obligations under this Agreement, in which case the recipient Party may disclose the information if the recipient Party gives the other Party prior notice of such disclosure and an opportunity to comment upon the content of the disclosure. However, SynCo shall have the right, at all times and without the obligation to give notice to Chiron, to use information related to its Plant for its own business purposes and Chiron shall have the right, at all times and without the obligation to give notice to SynCo, to use the information related to the Products for its own business purposes.

For the avoidance of doubt: It is understood that SynCo purchased the Plant and certain related equipment, including computers and other information technology systems, from an Affiliate of Chiron, and that prior to such purchase the Plant and equipment were utilized by Chiron and/or its Affiliates for the manufacture of Products. It is further understood that certain employees of SynCo formerly were employees of an Affiliate of Chiron and were engaged directly or indirectly in the manufacture of Products. Notwithstanding anything to the contrary contained herein, and in particularly notwithstanding paragraph (b) above, all information relating the Specifications, Technology or manufacture of the Products which exists as of the date of this Agreement shall be owned solely and exclusively by Chiron and shall not be disclosed by SynCo at any time during the term of this Agreement or for a period of ten years following the expiration or earlier termination of this Agreement, provided that information relating to the manufacture of the Products that is not exclusive to the Products shall not be deemed to be owned by Chiron and the prohibition to disclose such information shall not apply.

Each Party shall use Confidential Information received from the other Party solely for the purposes of this Agreement and for no other purpose whatsoever.

Article 8—Term of Agreement

8.1
The term of this Agreement shall commence as of the Date of Agreement, and will continue until [***], unless terminated earlier in accordance with this Agreement.

8.2
Either Party may terminate this Agreement prior to [***] (i) if the other Party is declared bankrupt ("failliet"), files for bankruptcy, is adjudged insolvent or files for suspension of payments ("surséance van betaling") or any other similar circumstance under applicable law or (ii) if the other Party breaches any material obligation of this Agreement and such Party does not fully remedy such default within sixty (60) days after having received a written notice from the Party asserting the breach.

8.3
Chiron may terminate this Agreement in the event that SynCo, without Chiron's prior written agreement, [***] in accordance with the terms of this Agreement in any calendar year. This termination right shall be exercisable by Chiron in each case only on or before December 31 of the relevant calendar year.

8.3
Article 5.4, 5.5, 5.6, 7,9.2 and 9.6 survive termination of this Agreement. Furthermore, termination of this Agreement will not relieve Chiron of its obligations to pay SynCo for Products previously supplied hereunder and for commitments which arise directly out of firm purchase orders for Products.

Article 9—Additional Terms

9.1
Obligations subject to FDA Compliance Agreement. Any and all obligations of each Party under this Agreement are subject to fulfillment by the other Party of its obligations under the FDA Agreement.

9.2
No guarantee SynCo as regards approvals. SynCo does not make and has not made and may not be deemed to make or have made any representation, warranty or guarantee that approval from the FDA or any other competent regulatory authority will be obtained for Chiron's Menjugate®. The responsibility for obtaining the approval by the FDA and other competent regulatory authorities, if any, shall solely and exclusively rest on Chiron. This Agreement may not be construed or interpreted so as to transfer to SynCo any responsibility or part thereof for obtaining such approvals.

9.3.
Non-Waiver. Without prejudice to Article 5.6 hereof, the failure by any Party at any time to enforce any of the terms or provisions or conditions of this Agreement or exercise any right hereunder shall not constitute a waiver of the same or affect the validity of this Agreement or any part hereof, or that Party's rights thereafter to enforce or exercise the same. No waiver by a Party shall be valid or binding, except if in writing and signed by a duly authorized representative of the waiving Party.

9.4.
Severability. In case one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such holding shall not affect any other provisions of this Agreement, but this Agreement shall be construed by limiting such provision to such extent as would nearly as possible reflect the intent, purpose and economic effect of such provision, or, if such is not possible, by deleting such provision from this Agreement, provided that the remaining provisions reflect the intent of the Parties, as evidenced by this Agreement as a whole.

9.5.
Captions. All titles and captions in this Agreement are for convenience only and shall not affect its interpretation.

9.6.
Law and Arbitration. This Agreement shall be governed, construed and interpreted by the laws of the Netherlands. The Parties agree that all disputes between them arising out of or relating to this

  Agreement shall be settled by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with such Rules. The arbitration proceedings shall take place in Amsterdam, The Netherlands if initiated by Chiron and in Milan, Italy if initiated by SynCo and shall be conducted in the English language. Judgment on the award may be issued by and enforced by any court of competent jurisdiction.

9.7.
Entire Understanding. This Agreement (including appendices) is the entire understanding and agreement between the Parties relating to the subject matter hereof and supersedes (except as provided herein) any and all prior arrangements, understandings, and agreements between the Parties whether written or oral relating thereto. For the sake of completeness, it is acknowledged and agreed that the provisions of that certain contract manufacturing agreement dated July 26, 2001 remain valid for the Products to be manufactured in the year 2003. No amendments, changes, or modifications of the terms of this Agreement shall be valid or binding unless made in writing and signed by the duly authorized representatives of each Party.

9.8.
Independent Status of Parties. Each Party is an independent party acting in its own name and for its own account. Neither Party has any authority to act as an agent or representative of the other, or to contract in the name of, or create or assume any obligation against, or otherwise legally bind, the other Party in any way for any purpose, unless agreed separately in writing. All costs and expenses connected with each Party's activities and performance under this Agreement unless otherwise separately agreed or provided for in this Agreement are to be borne solely by the Party incurring such costs and expenses.

9.9.
No Transfer of Rights or Obligations. Neither of the Parties may transfer any or all of its rights or obligations under this Agreement to any third party, without the prior written consent of the other Party.

9.10.
Press Release. The Parties agree that neither Party shall disclose the existence of or the contents of this Agreement to any third party without the prior written consent of the other Party.

9.11.
Joint and Several Liability. Chiron S.r.l. and Chiron Behring GmbH & Co shall be jointly and severally liable for the obligations of Chiron under this Agreement.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives:

Chiron S.r.l.:	SynCo Bio Partners B.V.:
/s/ JOHN LAMBERT John Lambert Dr. President, Chiron Vaccines	/s/ MIC N. HAMERS Mic N. Hamers Managing Director
Chiron Behring GmbH & Co:
/s/ JOHN LAMBERT John Lambert President, Chiron Vaccines

APPENDIX A

COST OF CERTAIN PRODUCT

        The [***] of dried purified MenC polysaccharides amounts to [***].

        The [***] of CRM197 amounts to [***].

        These prices shall be [***], for the first time on [***], in accordance with Article 6 of the Contract Manufacturing Agreement.

APPENDIX B

LIST OF PRODUCTS

MEN C polysaccharides
CRM197

APPENDIX C

OPERATING PROCEDURES AND SPECIFICATIONS

MF-MFS-MEC-000 Master Formulation Document MenC polysaccharide

This document lists all materials, documents, including all BPRs and control methods and equipment for the production of MenC

MF-MFS-CRM-000 Master Formulation Document for CRM197

This document lists all materials, documents, including all BPRs and control methods, and equipment for the production of CRM197

APPENDIX D

FIRM ORDERS

Campaign of [***]

 [***]
[***]

Campaign of [***]

A combined total of [***]

Campaign of [***]

A combined total [***]

APPENDIX E

QUANTITIES FOR THE YEARS [***]

Campaign of [***]

A combined total of [***]

Campaign of [***]

A combined total of [***]

Campaign of [***]

A combined total of [***]

Campaign of [***]

A combined total of [***]

APPENDIX F

INTERCOMPANY QUALITY AGREEMENT

        Chiron Vaccines

Chiron s.r.l., Siena, Italy and Chiron Behring GmbH & Co., Marburg, Germany
(hereafter called "Chiron")

Approved by:	Date: 12. June 2003
/s/ Ludger Schwenen
Name: Ludger Schwenen
Title: VP Quality Operations
AND
Synco Bio-partners B.V.,
Amsterdam, The Netherlands (hereafter called "Synco")
Approved by:	Date: 20 June 2003
/s/ Rob Sprenkels
Name: Rob Sprenkels
Title: Director Quality Affairs

1.
QUALITY AGREEMENT

        1.1   Scope:

          1.1.1 This agreement defines the Joint Quality Systems between SYNCO and CHIRON for the production and control of the products and activities detailed the Contract Manufacturing Agreement (to which this document is an appendix).

          1.1.2 Responsibility of Quality Assurance, Quality Control and other operational departments for the products and activities detailed in the Contract Manufacturing Agreement shall be defined by CHIRON and SYNCO as set forth in this document or in standard operating procedures agreed upon by the parties from time to time.

        1.2   Guiding Principles:

          1.2.1 The responsibilities of the Manufacturer (SYNCO) include production and testing of product in compliance with license requirements, cGMP's and specifications, as set forth in the provisions that follow.

          1.2.2 The Responsibilities of the purchaser (CHIRON) include assuring conformance of product to regulatory requirements for their licensed territory through oversight and activities, as set forth in the provisions that follow.

        1.2.3 It is in both parties' interest to collaborate on overall product performance to assure the consistent quality, integrity, purity and stability of the product.

          1.2.4 This agreement shall be incorporated within and constitute a part of the supply agreement between the two companies.

          1.2.5 In the event of a conflict between any of the provisions of the Quality Agreement and the Contract Manufacturing Agreement, the provisions of the Contract Manufacturing Agreement shall govern.

2.
ADMINISTRATIVE INFORMATION

        2.1   CHIRON and SYNCO contact names: See the listing at the end of this agreement. This listing will be reviewed semiannually.

        2.2   Organizational Structure

          2.2.1 Any significant change in key personnel relevant to the manufacture of the Products at the plant or the respective headquarters involving the Quality department or quality functions for either parties will be communicated to the other as soon as reasonably possible.

          2.2.2 Any change in key personnel relevant to the manufacture of the Products of a critical operation (e.g. production, quality, and validation) of either party will be communicated to other in writing as soon as reasonably possible.

          2.2.3 Each party to maintain information on and communicate to the other party within 1 day identification of debarment of any individuals involved in the manufacture or control of the product.

        2.3   Technical Coordination Meeting.

          2.3.1 A Technical Coordination Meeting(TCM) will be established. The meeting will be co-chaired by representatives from both parties. Meeting members to be named by each company. Permanent members include, site head(s) of Quality, Manufacturing, (other members from QC, Regulatory Affairs, validation and logistics may be included as the need arises).

          2.3.2 The TCM will provide oversight for product quality. It will meet on an as required (but normally before the start of each campaign and in the event of issues) and as agreed to by both parties. The TCM will be the forum to resolve quality matters. This board does not replace the role and responsibility of the respective SYNCO or CHIRON Quality Assurance function to disposition product as defined in SOP's.

          2.3.3 The TCM will also review such information as, performance, deviations, change control, continuous improvement to be agreed upon by both parties.

        2.4   Person in the Plant (PIP)

          2.4.1 SYNCO to provide sufficient facilities for CHIRON PIP

          2.4.2 SYNCO will allow the CHIRON PIP access to the facility at any time reasonably requested, during manufacturing and testing operations for product for the purposes of observing various operations, assisting in any problem solving, facilitating additional tasks and communicating issues to others at CHIRON. Upon mutual agreementas circumstances require, additional CHIRON personnel to be provided access to manufacturing and testing operations as part of a collaborative effort as required to accomplish the specific function, i.e., investigations. The PIP will facilitate these requests and coordination with SYNCO.

3.
DURATION OF AGREEMENT

        3.1   The Quality Agreement will be reviewed as necessary to ensure that the roles and responsibilities reflect current practice. This agreement can be modified as needed with the written approval of both parties. The Contract Manufacturing Agreement will not be updated as changes occur, as these changes will be governed by the change control system and subsequent documentation updates.

        3.2   This Quality Agreement will effective upon and will expire with the termination of the supply agreement except for circumstances set forth in the agreement.

4.
MANUFACTURING AND LOGISTICS

        4.1   General

          4.1.1 The definition of "cGMP" shall mean the regulatory requirements for current good manufacturing practices promulgated by the FDA under the FD&C Act 21 C.F.R. 210 et seq. and under the PHS Act 21 C.F.R. 600-610, and the applicable regulatory guidance documents and current industry practice promulgated by the European Committee and the Canadian Health Protection Branch as the case may be, as the same may be amended from time to time.

          4.1.2 SYNCO agrees not to subcontract any of the manufacturing, testing, release and/or handling of the product unless prior written agreement has been obtained from CHIRON. Refer to Change Management, section 9.

        4.2   Premises

          4.2.1 The premises and equipment used to manufacture the product will be maintained according to current regulatory requirements and in accordance with the controlled documentation.

          4.2.2 Manufacturing of the product will be conducted in a suitably controlled environment and such facilities will be regularly monitored for parameters critical to the process to demonstrate compliance with cGMP regulations and guidelines and any conditions registered in the Biologics License Application (BLA) and other global manufacturing authorizations.

          4.2.3 . SYNCO will ensure that CHIRON proprietary information and documentation will be controlled in order to maintain confidentiality obligations.

        4.3   Raw Materials, Cell Bank and Product Samples

          4.3.1 Raw materials used in the manufacturing or testing of the product must be approved and tested in accordance with documents jointly reviewed and approved by CHIRON and SYNCO.

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          4.3.2 SYNCO will implement appropriate system to maintain certification of raw materials, in process materials, chemicals and excipients used in the manufacture of product. Synco shall assure each lot is in full compliance with the approved specifications.

          4.3.3 Materials procured by SYNCO

            4.3.3.1 SYNCO will procure all materials for use in the product from mutually approved vendors and in full compliance with the specifications and SOPs mutually agreed upon by SYNCO and CHIRON

            4.3.3.2 CHIRON and SYNCO will jointly approve all vendors or suppliers of critical raw materials, reagents, or components used in the manufacture and testing as well as all contract testing of product (collectively, "Third Party Vendors"). The procedures relating to documentation of approval are to follow procedure described in Section 6.1 and any vendor or supplier changes are to follow change control procedures described in Section 9.

            4.3.3.3 SYNCO is responsible for ensuring that all materials are received, stored, segregated and used correctly, and all materials are appropriately tested upon receipt and are released prior to use. SYNCO is also responsible for holding the relevant Certificate of Analysis, Certificate of Compliance and/or certification of origin (as appropriate) for the materials.

            4.3.3.4 SYNCO is responsible for ensuring appropriate separation and/or segregation of any materials that may present potential hazard to the materials used in the product and/or the production of the product.

          4.3.4 Materials Provided by CHIRON for SYNCO

            4.3.4.1 CHIRON is responsible for ensuring that any materials or components provided by CHIRON for use in the product are in full compliance with the specifications registered. CHIRON will provide SYNCO with relevant information on storage conditions and holdtimes.

            4.3.4.2 CHIRON will provide SYNCO the necessary information for SYNCO to receive and disposition any raw material or component supplied by CHIRON prior to or with a scheduled receipt.

            4.3.4.3 SYNCO is responsible for receiving and appropriately storing the working seeds and providing sufficient and suitable storage facility. SYNCO will notify CHIRON if there is a deviation associated with the working seed shipping, receipt or testing. Refer to Deviation section 7.3. SYNCO will use reasonable effort that during storage, deterioration, interference, theft, product contamination, or mixture with any other materials shall take place.

        4.4   Product and Lot Numbers

        SYNCO will assign a unique part number and or lot number to each media or solution, in-process intermediate and product lot produced. The SYNCO part and lot numbers are recorded on each batch record. The numbering procedures will allow for unique, traceable identifiers, which are compatible with CHIRON and SynCo inventory management systems.

        4.5   Manufacturing and Equipment Data

          4.5.1 SYNCO is responsible for keeping records of equipment usage, cleaning, testing, pressure holds, etc. and any maintenance/calibration performed.

          4.5.2 SYNCO will provide CHIRON with access to manufacturing equipment data relevant to the manufacture and testing of the PRODUCTS upon request.

        4.6   Storage and Shipment of THE PRODUCTS

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          4.6.1 SYNCO will provide sufficient and suitable storage facilities that meet the storage specifications for the product as documented and agreed upon in either batch records or SOPs.

          4.6.2 The product will be suitably packaged for transit as detailed and agreed in an agreed SOP. CHIRON and SYNCO will collaborate in the logistics of performing shipping validation(s) and the ongoing use of temperature monitors.

          4.6.3 SYNCO Quality will assure that only released material meeting mutually agreed predefined requirements is shipped for further processing.

5.
QUALITY CONTROL

        5.1   General

          5.1.1 The testing activities for the product that are to be performed by SYNCO will be documented in jointly approved SYNCO specifications. SYNCO is responsible for performing validated, cGMP testing. CHIRON will provide validated test methodology.

          5.1.2 Testing on SYNCO manufactured product, or intermediates will be performed in accordance with product specifications and SOPs that have been jointly approved by CHIRON and SYNCO. In addition, any decision to implement any new analytical methods or testing with respect to the product will in each case be a decision and mutual agreement of both parties as outlined by Change Management (Section 9).

        5.2   In-Process and product Testing

          5.2.1 SYNCO will perform testing of in-process intermediates and of the PRODUCTS using specifications and methods of analysis that have been mutually approved by SYNCO and CHIRON. Routine samples required for both companies test requirements will be identified in the batch records and/or SOPs.

        5.3   QC Reporting Results

          5.3.1 SYNCO's Quality Assurance will sign the Certificates of Analysis confirming that the product has been tested, results have been reviewed and approved from a relational and technical perspective and meet the requirements of the product specifications.

        5.4   Retention Samples

          5.4.1 SYNCO will store a quantity of THE PRODUCTS as retention samples. The amount of retention samples will be agreed upon. CHIRON may also retain samples at its own discretion.

        5.5   Out-of-Specification (OOS) Investigations:

          5.5.1 SYNCO is responsible for investigating any testing performed by SYNCO that produces a result that fails to meet a specification. Each investigation will follow SYNCO procedures and the procedures recommended by regulatory agencies. See section 6.3.

          5.5.2 SYNCO will notify CHIRON as soon as reasonably possible of any confirmed test result that is out of specification; for OOS which may impact material already released, SYNCO to notify CHIRON within 24 hours. These test results will be handled per section 6.3.

6.
QUALITY ASSURANCE

        6.1   Documentation

          6.1.1 Product Specific Master Batch Records and SOPs

            6.1.1.1 SYNCO is responsible for creating the product specific manufacturing and testing master documentation.

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            6.1.1.2 CHIRON and SYNCO will jointly approve each document version of product specific raw materials and product specifications, master batch records and test method SOPs prior to its use in manufacturing or testing.

            6.1.1.3 Changes to previously approved documents will be handled as outlined by Change Management (see section 9).

          6.1.2 General SOPs: SYNCO is responsible for creating and maintaining all SOPs and other documentation at SYNCO required to support cGMP operations at SYNCO. CHIRON will be allowed to review such SOPs either on site or upon request.

        6.2   Deviations and Investigations

          6.2.1 Any deviation from the process and SOPs during manufacture, storage or testing must be appropriately explained, investigated, documented, and approved in the batch records or analytical records. The deviation documentation must identify the cause and the corrective action, where appropriate, and must assess product impact with respect to product quality.

          6.2.2 SYNCO will communicate to CHIRON any batch or batch related component that contains a major process or testing deviation or confirmed OOS where the deviation has the likely potential to impact product quality as soon as reasonably possible.. SYNCO will also communicate as soon as reasonably possible to CHIRON any significant facility or product trend investigation that has the potential to impact product quality or product supply.

            6.2.2.1 Where CHIRON performs testing, CHIRON is responsible to notify SYNCO of any batch or associated batch of product that contains a major process or testing deviation or confirmed OOS where the deviation has the likely potential to impact product safety, efficacy or quality as soon as reasonably possible.

          6.2.3 Some deviations, confirmed OOS and/or failures may require that additional testing, stability, or validation be conducted. This work will be performed as agreed upon in writing by all the parties. SYNCO will not perform such additional testing on any batch of product without prior written approval from the CHIRON Quality. Testing performed according to SOPs in order to confirm an OOS does not require CHIRON prior approval.

          6.2.4 Where a major investigation is open greater than 30 days from initiation, SYNCO Quality will provide to CHIRON Quality an interim report on day 31 and regularly there after until closure of the investigation. For all others, tracking and reporting will be done in accordance with site SOP's.

          6.2.5 Both companies will notify one another within 24 hours of discovery if any problems are discovered that may impact product batch(s) previously released and/or shipped.

        6.3   Disposition of Product (Batch Release or Rejection)

          6.3.1 SYNCO Manufacturer's Release

            6.3.1.1 Manufacturer's Release: SYNCO's QualityAssurance, upon acceptable review and completeness of the batch documentation of operations performed by SYNCO, will release the batch for shipping to Chiron.

          6.3.2 License Holder's Product Release, where the license holder is the CHIRON.

            6.3.2.1 CHIRON Quality is responsible for the regulatory release of the THE PRODUCTS according to CHIRON internal procedures following review of the SYNCO documentation. CHIRON will forward a copy of THE PRODUCT final release notices to SYNCO.

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          6.3.3 Product Release Issues

            6.3.3.1 THE PRODUCTS—Any problem discovered prior to release by CHIRON or SYNCO that may be likely to cause rejection or hold of the product will be communicated to the other party as soon as reasonably possible. Any subsequent rejection by CHIRON shall occur within 60 days from CHIRONs review of the SYNCO manufacturing documentation unless another time frame is mutually agreed upon.

            6.3.3.2 In the case of latent defects (defects not evident at the time of release), SYNCO and CHIRON will communicate regarding any such defect and any possible rejection will occur within 30 days from discovery unless another time frame is mutually agreed upon. SYNCO and CHIRON will work collaboratively to achieve a resolution.

            6.3.3.3 When the product release issue is discovered by SYNCO and the SYNCO rejects the lot, then the lot is rejected. CHIRON cannot release a lot that SYNCO has rejected.

            6.3.3.4 When CHIRON identifies a product disposition issue a joint investigation would be conducted, the product disposition would be mutually determined at the conclusion of that investigation. Also refer to section 8.3 Non-Conformity Dispute Resolution.

          6.3.4 Batch Rejection

            6.3.4.1 SYNCO may terminate the processing of an in process intermediate without prior notification to CHIRON. SYNCO will notify CHIRON of any batch or portion of batch of Product being considered for rejection by SYNCO. If CHIRON finds a batch or portion of a of Product unacceptable, CHIRON will reject and forward a copy of the rejection notice to SYNCO, stating the reason to reject the lot(s).

        6.4   Records Retention

          6.4.1 SYNCO will retain all of its manufacturing batch records and all referenced documents, production procedures, testing records and methods and shipping records of product in accordance with SYNCO record retention requirements and CFR 211.180d and for not less than 10 years.

          6.4.2 At least 30 days prior to record destruction, SYNCO will notify CHIRON in writing. CHIRON may request that batch records and associated documentation be forwarded to CHIRON for archiving.

7.
REGULATORY COMPLIANCE

        7.1   Regulatory Documentation

          7.1.1 Regulatory Affairs from CHIRON will assess regulatory strategy and plans for filings or other regulatory correspondence or requests.

          7.1.2 CHIRON is responsible for ensuring all appropriate regulatory filings and export documentation is filed with, and approved by, Regulatory Agencies prior to shipment.

          7.1.3 The CHIRON and SYNCO technical coordination meeting (TCM) will act as the point of contact with Regulatory Affairs regarding issues that impact the registration information for the product. CHIRON will be responsible for assigning regulatory categories for change notifications with consultation with SYNCO.

          7.1.4 SYNCO will provide CHIRON in a timely manner with a copy of any SYNCO manufacturing and control records for product or materials which are required for any regulatory filings. Such records will be in SYNCO standard formats unless otherwise agreed upon by CHIRON and SYNCO.

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          7.1.5 SYNCO will provide CHIRON with all documents reasonably requested relating to any FDA or other regulatory authority pre-approval inspection of the SYNCO Facility for CHIRON product or processes. SYNCO will work collaboratively with CHIRON on reaching resolution to any questions, pre-approval or post-approval commitments.

          7.1.6 CHIRON shall review relevant sections of regulatory submissions with SYNCO prior to their submission. CHIRON shall provide a copy of relevant sections of final regulatory submissions to SYNCO for reference during inspections.

          7.1.7 For Annual Report generation, refer to Section 11.2.

          7.1.8 As required, SYNCO will maintain a Site Master File or equivalent for their facility and allow CHIRON reference to such documents upon request.

        7.2   Regulatory Inspections and Correspondence

          7.2.1 SYNCO will notify CHIRON of any product specific regulatory inspections that may involve the product and permit a representative from CHIRON to be present, if requested by CHIRON. The role of the representative would be defined and mutually agreed upon.

          7.2.2 Agreement should be reached between CHIRON and SYNCO prior to making any commitment to any regulatory agency regarding the product.

          7.2.3 Each party will promptly notify and provide copies of any regulatory correspondence directly relating to manufacturing activities by SYNCO along with any other documentation received or prepared on the product to the other party as soon a reasonably possible after receipt.

          7.2.4 Each Party will notify the other Party in a timely manner of any meetings or substantive discussions with the FDA, EMEA, or any other regulatory authority that directly relate to the manufacture of THE PRODUCTS, supply and/or control of the product, and that the other Party will have the right to but not the obligation to have at least one representative participate in such meetings or discussions.

        7.3   Right to Audit

          7.3.1 SYNCO will permit CHIRON at reasonable intervals and with reasonable prior notice to SYNCO and during SYNCO's normal business hours to review and audit at the SYNCO Facility, provided manufacture and /or testing of the PRODUCTS is ongoing. Such reviews and audits will include any systems, original batch records and other primary documents and any areas of the SYNCO Facility and any other laboratory and warehousing facilities used by or on behalf of SYNCO in the manufacture, testing, storage, or shipping of product, product samples or receiving any material or component used in performing the Services.

          7.3.2 SYNCO will permit CHIRON to conduct preparatory audits forpre-approval inspections (PAI).

          7.3.3 SYNCO acknowledges that the CHIRON audit team may include consultants employed by CHIRON to audit on CHIRON behalf. While at the SYNCO facility, CHIRON personnel will comply with all applicable SYNCO policies, procedures and regulations.

          7.3.4 The CHIRON Corporate audit to perform at least one standard cGMP compliance audit per year to encompass all cGMP operations. SYNCO and CHIRON will work to have reasonable expectations concerning duration and audit team size.

          7.3.5 SYNCO will permit CHIRON Quality Unit to conduct event reviews, in addition to annual audits, to address significant product quality, performance or safety problems. These events

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  should be requested, scheduled and conducted at the first available date. Event reviews may result from but are not limited to the following:

            7.3.5.1 A Warning Letter or other regulatory actions from FDA, EMEA, or other regulatory agency relating to the manufacture, testing, storage, or shipment of THE PRODUCTS by SYNCO

            7.3.5.2 Rejection of in-process intermediates or THE PRODUCTS

            7.3.5.3 Repeated product complaints.

            7.3.5.4 Unusual data trends with respect to the manufacturing, testing, storage, or shipment of product, including, but not limited to a series of batch failures or stability failures.

        7.4   Audit Closeout

          7.4.1 An exit meeting will be held with representatives from CHIRON and SYNCO to discuss significant audit observations.

          7.4.2 CHIRON will provide a written report of all observations within 30 days to SYNCO. Within 30 days of the audit report receipt, SYNCO will provide a written response to all findings that details corrective action to be implemented. SYNCO will follow up to ensure that all corrective actions are implemented and provide a report to CHIRON upon implementation Where corrective action will require extended period to implement regular reports on progress will be provided to the CHIRON by the SYNCO. Frequency will be mutually agreed upon.

8.
DISPUTE RESOLUTION

        8.1   Licensing or Regulatory Filing Strategy Dispute

          8.1.1 In the event that a dispute arises between CHIRON and SYNCO with regard to regulatory strategy, the TCM shall in good faith promptly attempt to reach an agreement.

        8.2   Test Result Dispute

          8.2.1 In the event that a testing result dispute arises between CHIRON and SYNCO in the testing performed for the product, the resolution will proceed in stages.

            8.2.1.1 The first stage requires direct communication between QC Management from both parties to identify the appropriate contacts, who will then determine that the methods of analysis are the same and are being executed in the same manner at both sites.

            8.2.1.2 Second, if the investigation dictates, carefully controlled and split samples should be sent from one site to another in an attempt to reach agreement.

            8.2.1.3 Should there be a failure to achieve resolution, analysts from both parties may be required to work side by side through the analysis of a mutually agreeable sample.

            8.2.1.4 If these actions fail to achieve resolution the issue would go to the TCM for resolution

        8.3   Product Batch Non-Conformity Dispute

          8.3.1 In the event that a dispute arises between CHIRON and SYNCO in the non-conformity of a batch of the product, the Quality representatives from both companies shall in good faith promptly attempt to reach an agreement. If agreement is not reached, the issue will be taken to the TCM for resolution.

        8.4   Final disposition of product batch and final disposition is the responsibility of the CHIRON Quality Assurance function as defined in procedures.

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9.
CHANGE MANAGEMENT

        9.1   Procedures for Change Control

          9.1.1 There will be change control procedures at SYNCO that are mutually agreed upon by both parties.

          9.1.2 All changes go through a technical and cGMP impact assessment. SYNCO will notify CHIRON in advance of any planned changes by SYNCO possibly affecting the regulatory submission and/or available supply of the product. This includes any changes to validated facilities, utilities, computer systems, equipment or processes.

          9.1.3 SYNCO will have responsibility for providing justification for the changes and validating any such changes to cGMP standards jointly agreed to.

          9.1.4 Change control procedures will include a requirement for SYNCO to obtain written approval from CHIRON prior to the implementation of any change possibly affecting the regulatory submission and/or available supply of the product.

        9.2   Scope

          9.2.1 The scope of the change management process includes product manufacturing, testing, storage and shipping processes. The associated changes may relate to: the master batch records (e.g. master formulas), bill of materials, analytical standards, test methods (for raw materials and product), raw material and product specifications; and any changes to validated facilities, utilities, computer systems, equipment or processes used in the cleaning, manufacturing, testing, storage or shipment with respect to THE PRODUCTS.

        9.3   Specification Changes

          9.3.1 If a specification change is required for the in-process intermediates, or THE PRODUCTS the requesting party will advise the other party in writing. As appropriate, both parties will cooperate in good faith to implement the changes to the specification and or impacted activities/processes as soon as possible, or as required by regulatory authorities. Prior to implementing a specification change, both parties will give due consideration and negotiate in good faith in an attempt to reach agreement on any financial or scheduling impacts of such specification change.

        9.4   Document Distribution

          9.4.1 CHIRON shall be on the distribution list for SYNCO's documents specific to the product as described above and in section 6 Likewise, SYNCO shall be on CHIRON's distribution list for appropriate specifications.

10.
PRODUCT AND PROCESS VALIDATION

        10.1 Process

          10.1.1 SYNCO is responsible for validating the manufacturing process, Chiron is responsible for ensuring that the manufacturing process at SYNCO is validated.

          10.1.2 SYNCO will maintain cGMP validation status of facilities and process equipments with respect to the manufacturing, storage, shipping and cleaning procedures that are used in the services provided by SYNCO

          10.1.3 SYNCO will work collaboratively with CHIRON to validate the product shipping process.

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        10.2 Cleaning Validation

          10.2.1 SYNCO is responsible for ensuring that cleaning processes are validated for all products produced in the SYNCO facilities and that adequate cleaning is carried out on components and equipment between batches to prevent contamination at SYNCO. Chiron is responsible for the validation of the cleaning processes related to Chiron's products.

          10.2.2 CHIRON and SYNCO will cooperate to establish cleaning limits for the facilities involved in the manufacture of product.

          10.2.3 The cleaning procedures and analytical methodology will be jointly reviewed. SYNCO and CHIRON will review cleaning procedures and testing methodology pertaining to product.

        10.3 Equipment, Computer, Facility, and Utilities Qualification

          10.3.1 SYNCO is responsible for all equipment, computer, facility, and utility qualification activities associated with the product at SYNCO

          10.3.2 CHIRON has responsibility to review and approve validation master plans. CHIRON has the right to review protocols and final reports as they relate to product manufactured for the CHIRON at the SYNCO site and mutually agreed upon.

          10.3.3 SYNCO will maintain cGMP validation status on the SYNCO Facility, as well as the utilities, computers and equipment associated with the product and will make validation reports available to CHIRON for review.

          10.3.4 SYNCO to develop procedures and implementation plans to assure all critical computer systems and software compliance with FDA requirements.

        10.4 Laboratory Qualification and Validation

          10.4.1 SYNCO is responsible for ensuring that all laboratories are in compliance with cGMP and are qualified in all of the methodology associated with the product and facility. SYNCO will maintain cGMP validation status on the methods used to test the product. SYNCO will provide any existing analytical documentation to assist in methods transfer or methods validation.

11.
CAMPAIGN REVIEW and ANNUAL REPORT

        11.1 Campaign Review

          11.1.1 SYNCO will perform an Campaign Review, Timing to align with the Annual Report or other regulatory agency requirements. SYNCO will share Campaign review reports.

          11.1.2 This report will cover all manufacturing, testing, and storage activities performed by SYNCO. It will contain a review of any changes at SYNCO, in the manufacturing, testing, storage or validation of the product in the previous review period and will be formally connected to the change control system. Additionally it will include major deviations with deviation trending and a summary of batches made, released, and rejected. Also, control charting or trend analysis of key product parameters or performance criteria will be performed as agreed to in advance by the parties. Any abnormalities will be explained in the campaign Review.

          11.1.3 CHIRON and SYNCO will agree on format and content of the report and all Parties will make all reasonable efforts to meet to discuss information in the Campaign Review(s).

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        11.2 Annual Report

          11.2.1 CHIRON is responsible for preparing any Annual Report as required by applicable regulations, including 21 CFR 314.7(g)(3), 314.81(b)(2), and/or 601.12(d), (f)(3).

          11.2.2 CHIRON and SYNCO will agree on format and content of the information and all Parties will make all reasonable efforts to meet to discuss information for inclusion in the Annual Report preferably at the same time as Annual Product Review discussion.

List of Contacts

CHIRON: Lead Quality	SYNCO: Lead Quality
Name: Pietro Bagnato	Name: Rob Sprenkels
Title: Head QA, External Manufacturing	Title: Director Quality Affairs
Work:++39 0577 242262	Work: +31 (0)20 7503631
email: Pietro_Bagnato@chiron.it	Email: Rob_Sprenkels@synco-biopartners.com
Fax::+39 0577 2436	Fax: +31 (0)20 7503601
CHIRON: Lead Operations	SYNCO: Lead Operations
Name: Russell Thirsk	Name: Eust Clemens
Title: Head of External Manufacturing	Title: Director Operations
Work:++39 0577 243610	Work: +31 (0)20 7503675
email: Russell_Thirsk@chiron.it	Email: Eust_Clemens@synco-biopartners.com
Fax::+39 0577 243674	Fax:: +31 (0)20 7503601

[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN
OMITTED AND FILED SEPARATELY WITH THE COMMISSION.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH
RESPECT TO THE OMITTED PORTIONS.

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QuickLinks

  Exhibit 10.212
[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. CONTRACT MANUFACTURING AGREEMENT
APPENDIX A COST OF CERTAIN PRODUCT
APPENDIX B LIST OF PRODUCTS
APPENDIX C OPERATING PROCEDURES AND SPECIFICATIONS
APPENDIX D FIRM ORDERS
APPENDIX E QUANTITIES FOR THE YEARS [***]
APPENDIX F INTERCOMPANY QUALITY AGREEMENT
List of Contacts
[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.